UOB RADANASIN BANK

                  Agreement for Pledge of Rights under Deposit

                                                      Made at UOB Radanasin Bank
                                                      Public Company Limited

                                                             20 June 2000


By means of this agreement, we, King Power Duty Free Co., Ltd., Thai nationality, with offices at 26th-27th Floor, Siam Tower, 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, hereinafter called the "Pledgor" hereby make this agreement and submit it to UOB Radanasin Bank Public Company Limited, hereinafter called the "Bank" to show that the pledgor agrees to pledge the rights under deposit and the bank agrees to accept the pledge of rights under deposit with the evidence of rights being :
-Signed-  (Seal of King Power Duty Free Co., Ltd.)

   ( / )  Passbook for Fixed Deposit, Account No. 099-71043     Baht 6,000,000.-

the total rights under deposit Baht 6,000,000.- (Six Million Baht Only), which is the evidence the bank has issued as "evidence of rights under deposit," whereby the bank is the debtor of the pledgor according to this evidence, hereinafter called the "Pledged Property" as follows :

1. The Pledgor has pledged the rights under deposit as appear in the evidence of rights which is the pledged property with the bank as collateral for the overdraft, loan, debts related to guarantee, letter of credit, trust receipt, sale at a discount or acceptance of discounted promissory notes, aval/guarantee of promissory notes or other debt related to the promissory notes, debt related to letter of guarantee or other debts the pledgor and/or King Power Duty Free Co., Ltd., hereinafter called the "debtor" have with the bank before or at the time of entering into this agreement or the future and of one or several types or at different times, and in whichever amount of the debts, hereinafter called the "primary debt," and being the guarantee for unlimited amount and all accessories thereof as stipulated in Section 748 of the Civil and Commercial Code. The pledgor agrees to pay the maximum interest rate for general customers as announced by the bank under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of entering into this agreement was fixed at 12.25% p.a., and is subject to change as announced by the bank from time to time, hereinafter called the "maximum interest rate." However, if it appears that the pledgor and/or the debtor is in default of the conditions under this agreement, the pledgor consents to pay interest at the maximum interest rate for default customers that the bank announced under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of entering into this agreement was fixed at 18.00% p.a. and is subject to change as announced by the bank from time to time instead of the said maximum interest rate, and if the money that is the pledge property is insufficient to perform the obligations, the pledgor shall be liable to perform the obligations to the bank in full.

       As the pledge under this agreement is the pledge for collateral of the primary debt and/or the accessories thereof of the pledgor and/or the debtor or all types as described above which may incur in the future, the pledgor and the bank agree that for as long as the pledged property is in possession of the bank, though there may be no outstanding debt, it shall be deemed that this agreement is not revoked and remains valid as the pledge for collateral of the above primary debt and/or the accessories thereof which may incur in the future of the pledgor and/or the debtor.

       Moreover, in case of debt restructuring, the pledgor consents to transfer the pledge of rights submitted as collateral for this debt to be the pledge for collateral of the new debt as well.

2. On the signing date of this agreement, the pledgor has recorded the pledge on the pledged property and submitted the same to the bank for retention.

3. The pledgor agrees not to exercise the right to withdraw the money from the pledged property, except for performance of the obligations to the bank, or at the bank's discretion to permit the pledgor to withdraw the deposit for the amount the bank deems appropriate.

4. In case the pledgor has deposited any amount into the pledged property or an increase due to interest, the pledgor consents that the rights under the increased deposit shall be the pledged property under this agreement as well, which shall not prejudice the right of the pledgee as stipulated in Section 761 of the Civil and Commercial Code.

5. In case the rights under the pledged property becomes due prior to the due date of performance of the obligations, the pledgor consents the bank to withdraw or accept the money with interest and holding the same onwards, or the bank to renew validity of the deposit of the pledgor further as to be selected, which shall be deemed the pledge under this agreement continuously.

6. As the bank is the debtor of the pledged property and also the pledgee, therefore the bank and the pledgor agree that this agreement shall be the notice of the pledge to the debtor of the rights under deposit.

7. It is understood clearly that the pledge under this agreement shall not prejudice the right of the bank to offset the debts without having to notify the pledgor in advance though it is not the due date.

8. In case the pledgor has obligations in whichever type under this agreement and/or other agreement(s) with the bank and the pledgor has whichever type of deposit accounts with the bank and/or other money the pledgor is entitled to receive from the bank, the pledgor consents that the bank is entitled to deduct from the said money to perform the obligations that the pledgor has with the bank immediately, without having to notify the pledgor first.

9. If it appears that the pledgor and/or the debtor is in default of payment and/or is in breach of any agreement and/or fails to comply with any clause herein, or there is a request for business reorganization, or being sued for bankruptcy, or is subject to receivership by court order, or dies or becomes incompetence or quasi-incompetence or disappears or leaves the residence and cannot be found, or under any circumstances that may cause the bank to be unable to receive repayment of the said primary debt under Clause 1, and whether such debt is due or not, the pledgor consents the pledgee to enforce the pledge or proceed with any action under this agreement immediately, whereby the pledgor agrees not to protests or disputes or cites the right of claim against the pledgee.

10. All correspondence, collection letter, notice or other documents to be forwarded to the pledgor, by registered or regular mail, or by messenger, if they have been forwarded to the above address herein, it shall be deemed as having been legitimately forwarded to the pledgor, without regard to whether there is a recipient or not, and though it could not be forwarded due to the fact that such address has been changed or demolished and the pledgor has failed to notify such change or demolition in writing to the bank, or due to the fact that such address could not be found, it shall be deemed that the pledgor has acknowledged the same accordingly.

The pledgor, having read and understood this agreement and found it to be in accordance with their intention, hereunder sign their name and affix seal (if any) on the date indicated above.

 (Seal of King Power Duty Free Co., Ltd.)             - signed -         Pledgor
                                             (Mr. Viratana Suntaranond)


                                                      - signed -         Witness
                                            (Miss Sutthida Sutthiprasoet)


                                                      - signed -         Witness
                                                (Bunsit Chawiwongwiwat)